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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENT, that each of the undersigned directors of Mid-State Bancshares, a California corporation (the "Company"), does hereby constitute and appoint Carrol R. Pruett and James G. Stathos, and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company to sign, execute and file any of the documents referred to below relating to the registration in connection with the Agreement to Merge and Plan of Reorganization dated as of April 19, 1999, among the Company, Mid-State Bank and City Commerce Bank (the "Agreement"), of shares of the Company's common stock:

    A Registration Statement of the Company respecting the shares of Company common stock to be issued pursuant to the Agreement, on Form S-4, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

    WITNESS the signatures of the undersigned this 9th day of June, 1999.

              /s/ CARROL R. PRUETT
------------------------------------------------
                Carrol R. Pruett

              /s/ GRACIA B. BELLO
------------------------------------------------
                Gracia B. Bello

             /s/ CLIFFORD H. CLARK
------------------------------------------------
               Clifford H. Clark

                /s/ A. J. DIANI
------------------------------------------------
                  A. J. Diani

               /s/ DARYL L. FLOOD
------------------------------------------------
                 Daryl L. Flood

              /s/ WILLIAM A. HARES
------------------------------------------------
                William A. Hares

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
              /s/ RAYMOND E. JONES
------------------------------------------------
                Raymond E. Jones

             /s/ STEPHEN P. MAGUIRE
------------------------------------------------
               Stephen P. Maguire

             /s/ GREGORY R. MORRIS
------------------------------------------------
               Gregory R. Morris

            /s/ WILLIAM L. SNELLING
------------------------------------------------
              William L. Snelling